Exhibit 10.6

WARRANTY DEED

relating to the sale and purchase of

shares in

FD International (Holdings) Limited

DATED 11 SEPTEMBER 2006

CHARLES WATSON

and others

and

FTI FD LLC

THIS DEED is made on 11 September 2006

BETWEEN:

(1)	THE PERSONS whose names and addresses are set out in Schedule 1 (each a Warrantor and together the Warrantors); and

(2)	FTI FD LLC (incorporated under the laws of Maryland, USA whose principal office is at 500 East Pratt Street, Suite 1400, Baltimore, Maryland, 21202, USA (the Offeror).

BACKGROUND:

(A)	Each Warrantor is the legal and beneficial owner of the shares in FD International (Holdings) Limited (the Company) set opposite that Warrantor’s name in column (B) of Schedule 1.

(B)	The Offeror intends to make an offer (the Offer) to acquire all the shares of the Company, on the terms and subject to the conditions to be set out in the formal document containing the Offer (the Offer Document), which will be issued substantially in the form of the draft Offer Document in the Agreed Form.

THIS DEED WITNESSES AND IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In addition to terms defined elsewhere in this deed, the definitions and other provisions in Schedule 6 apply throughout this deed, unless the contrary intention appears.

1.2	In this deed, unless the contrary intention appears, a reference to a clause, subclause or schedule is a reference to a clause, subclause or schedule to this deed. The schedules form part of this deed.

1.3	The headings in this deed do not affect its interpretation.

2.	WARRANTIES

2.1	Each Warrantor severally warrants to the Offeror that, so far as he is aware, except as (i) fairly disclosed to the Offeror in the Disclosure Letter or the Vendor Due Diligence Report or (ii) is apparent on the face of any document contained in the Data Room, each of the statements set out in Schedule 4 is true and accurate. The Warranties are given as at the date of this deed only.

2.2	Each of the Warranties set out in the several paragraphs of Schedule 4 is separate and independent and, except as expressly provided to the contrary in this deed, is not limited by reference to any other paragraph of that schedule.

2.3	The liability of the Warrantors in connection with the Warranties shall be subject to the limitations contained in, and to the other provisions of, Schedule 5 and any Warranty Claim shall be subject to the provisions of that schedule.

2.4	The expression “so far as he is aware” in clause 2.1 shall mean the actual knowledge of that Warrantor immediately before the giving of the Warranties, having made reasonable inquiry of Greg Cooper (Legal Counsel), Tom Leigh (Group Controller), Andrew Lorenz, Anthony Danaher, David Lloyd, Harlan Teller, Mike Bayer, Hollis Rafkin Sax, Gordon McCoun, John Quinn and Paul Keary.

3.	UNDERTAKINGS AND COVENANTS

3.1	Each Warrantor severally and individually undertakes to the Offeror that:

(a)	(subject to any overriding fiduciary duty as a director) he will at all times while the Offer is open for acceptance co-operate with the Offeror and he will use all reasonable endeavours to ensure that the Offer becomes unconditional in all respects; and

(b)	(subject to any overriding fiduciary duty as a director) he will not make any statement or take any action or procure the taking of any action which he knows would be prejudicial to the success of the Offer.

3.2	Unless the Offeror otherwise consents (such consent not to be unreasonably withheld or delayed), each of the Warrantors severally and individually undertakes to ensure that between the date of this deed and the Settlement Date (as defined in the Offer Document), insofar as it lies within their control and knowledge, each Group Company will not take or carry out any action or step outside the ordinary course of business of that Group Company, and, in particular (but without limitation), that each Group Company will:

(a)	not create, allot, issue, acquire, repay or redeem any share or loan capital or agree, arrange or undertake to do any of those things (other than pursuant to the exercise of share options granted prior to the date of this deed) or acquire or agree to acquire, an interest in a corporate body or merge or consolidate with a corporate body or any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction;

(b)	operate its business in the usual way so as to maintain that business as a going concern;

(c)	not acquire or dispose of, or agree to acquire or dispose of, any material assets, business or undertakings except in the ordinary course of its business or assume or incur, or agree to assume or incur, a liability, obligation or expense (actual or contingent) which is material to the Group except in the ordinary course of its business;

(d)	not declare, pay or make a dividend or distribution;

(e)	not pass a shareholders’ resolution save in respect of any matters contemplated by the Offer;

(f)	continue, without amendment, each of the current insurance and indemnity policies in respect of which the Company has an interest (including any active historic policies which provide cover on a losses occurring basis);

(g)	not enter into a long-term, onerous, unusual or material agreement, arrangement or obligation unless in the ordinary course of business;

(h)	not amend to the detriment of the Group Company or terminate a material agreement, arrangement or obligation to which it is a party or terminate any contract or commitment which is not capable of being terminated without compensation;

(i)	not amend the terms and conditions of employment or engagement of a director, other officer or employee (except in the ordinary course of its business) or hire an employee with a base salary of over £100,000;

(j)	not amend, or agree to amend, the terms of its borrowing or indebtedness in the nature of borrowing or create, incur, or agree to create or incur, borrowing or indebtedness in the nature of borrowing other than in the ordinary course of business;

(k)	not give, or agree to give, a guarantee, indemnity or other agreement to secure, or incur financial or other obligations with respect to, another person’s obligation which in any case is material to the Group;

(l)	not start litigation or arbitration proceedings except in the ordinary course of business;

(m)	not compromise or settle litigation or arbitration proceedings or any action, demand or dispute or waive a right in relation to litigation or arbitration proceedings except in the ordinary course of business;

(n)	conduct its business in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction;

(o)	not enter into an agreement, arrangement or obligation (whether legally enforceable or not) in which a director or former director of a Group Company or a person connected with any of them is interested. The term “connected” has the meaning given by section 839 of the Income and Corporation Taxes Act 1988 (“Taxes Act”), except that in construing section 839 “control” has the meaning given by section 840 or section 416 of the Taxes Act so that there is control whenever either section 840 or 416 requires;

(p)	(subject to any overriding fiduciary duty as a director) co operate with the Offeror’s reasonable requests to:

(i)	allow the Offeror and its agents access to the books and records of each Group Company including, without limitation, the statutory books, minute books, leases, licences, contracts, details of receivables, intellectual property, supplier lists and customer lists in the possession or control of each Group Company;

(ii)	ensure the efficient continuation of management and operations of the Group; and

(iii)	prepare for the introduction of the Offeror’s normal working procedures in readiness for the Settlement Date;

(q)	not enter into any binding commitment in respect of the acquisition of shares in the capital of Beachhead Media and Investor Relations (Proprietary) Limited (Beachhead), a private company incorporated in the Republic of South Africa, or a part or the whole of any business conducted by Beachhead from time to time.

3.3	The Warrantors shall ensure that on the Settlement Date a meeting of the board of directors of the Company is held at which the directors appoint persons nominated by the Offeror as directors, with effect from the end of the meeting; provided that at no time in the period commencing on Completion and ending on the earlier of the Settlement Date and the date on which the Offer lapses or is withdrawn, the Warrantors shall not take any steps or do any act which will modify, change or amend the composition of the board of the directors of the Company.

4.	NO VALUE “LEAKAGE”

Each Warrantor:

(a)	severally and individually warrants to the Offeror in respect of himself only that since the Accounts Date he has not received any monies from any Group Company other than a Permitted Leakage, and that since the Accounts Date, so far as he is aware, no payments or distributions have been made by any Group Company to any officer, director or employee other than a Permitted Leakage; and

(b)	severally and individually undertakes to the Offeror that, save as otherwise consented to by the Offeror, he will not, in the period between the date of this deed and the Settlement Date, receive any monies from any Group Company other than a Permitted Leakage and that, insofar as it lies within his control and knowledge, no payments or distributions will be made by any Group Company to any officer, director or employee other than a Permitted Leakage.

5.	CONFIDENTIALITY

5.1	Save for the issue of the Offer Document and the Form of Acceptance, no party shall make or permit any person connected with him to make any announcement concerning this deed or the Offer before, on or after Completion.

5.2	Nothing in this clause prevents any announcement being made or any confidential information being disclosed:

(a)	with the written approval of the parties, which shall not be unreasonably withheld or delayed; or

(b)	to the extent required by law or any competent regulatory body, but a party required to disclose any confidential information shall promptly notify the other parties, where practicable and lawful to do so, before disclosure occurs and co-operate with the other parties regarding the timing and content of such disclosure or any action which the other parties may reasonably elect to take to challenge the validity of such requirement.

5.3	Nothing in this clause prevents disclosure of confidential information by any party:

(a)	to the extent that the information is in or comes into the public domain other than as a result of a breach of any undertaking or duty of confidentiality by any person; or

(b)	to that party’s professional advisers, auditors or bankers, but before any disclosure to any such person the relevant party shall procure that he is made aware of the terms of this clause and shall use its best endeavours to procure that such person adheres to those terms as if he were bound by the provisions of this clause.

6.	NOTICES

6.1	Any notice or other communication to be given under this deed must be in writing (which does not include an Electronic Communication) and must be delivered or sent by post to the party to whom it is to be given at its address appearing in this deed (or to such other address as that party may from time to time notify the other parties in writing as his or its address for the receipt of notices). Any notice or other document sent by post shall be sent by prepaid first class recorded delivery (if within the United Kingdom) or by prepaid airmail (if elsewhere).

6.2	Any notice or other communication shall be deemed to have been given:

(a)	if delivered, at the time of delivery; or

(b)	if posted, at 10.00 a.m. (local time at the place of receipt) on the second Business Day after it was put into the post.

6.3	In proving service of a notice or other communication, it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted either by prepaid first class recorded delivery post or by prepaid airmail, as the case may be.

7.	ASSIGNMENTS

None of the rights or obligations under this deed may be assigned or transferred without the prior written consent of the Warrantors and the Offeror. The Warrantors shall be deemed to consent to the assignment of the rights and obligations of Offeror to any subsidiary of FTI Consulting, Inc provided that should any such subsidiary cease to be a subsidiary of FTI Consulting Inc, then that subsidiary will be deemed to have assigned all the rights and obligations back to the Offeror or to another subsidiary of FTI Consulting, Inc.

8.	GENERAL

8.1	Each of the obligations, warranties, covenants and undertakings set out in this deed (excluding any obligation which is fully performed at Completion) shall continue in force after Completion.

8.2	Time is not of the essence in relation to any obligation under this deed unless:

(a)	time is expressly stated to be of the essence in relation to that obligation; or

(b)	one party fails to perform an obligation by the time specified in this deed and the other party serves a notice on the defaulting party requiring it to perform the obligation by a specified time and stating that time is of the essence in relation to that obligation.

8.3	This deed may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter into this agreement by it (or its duly authorised representative) executing a counterpart.

8.4	The rights of each party under this deed:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of rights and remedies provided by law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

8.5	Except as expressly stated in this deed, a person who is not a party to this deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

8.6	Each party shall pay the costs and expenses incurred by him or it in connection with the preparation and negotiation and execution of this deed.

9.	SERVICE AGREEMENT UNDERTAKING

The Offeror separately undertakes to each of the Warrantors that it shall procure the execution of the contracts of employment to be entered into between:

(a)	Financial Dynamics Limited and each of Charles Watson and Sanjay Jawa by Financial Dynamics Limited; and

(b)	FD U.S. Communications, Inc., FTI Consulting, Inc. and Declan Kelly by FTI Consulting, Inc.,

in the form in which they have been executed by the relevant Warrantors prior to or on the date of this Deed, immediately upon Completion.

10.	WHOLE AGREEMENT

10.1	This deed and the documents referred to in it contain the whole agreement between the parties relating to the transactions contemplated by this deed and supersede all previous agreements (if any) between the parties relating to these transactions.

10.2	Each party acknowledges that in agreeing to enter into this deed it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this deed) made by or on behalf of any other party before the signature of this deed. Each party waives all rights and remedies which, but for this subclause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.

10.3	The Offeror shall have no claim in tort against the Warrantors as a result of it entering into this deed. The only remedies available to the Offeror in respect of this deed are damages for breach of contract (save for any breach of Clauses 3 or 4.1(b) in respect of which injunctive relief and other equitable remedies are available) and, for the avoidance of doubt, the Offeror shall not be entitled to withdraw, rescind or terminate the Offer or any contract for the sale and purchase of the Shares as a result of any breach of this deed.

10.4	Nothing in the preceding subclause limits or excludes any liability for fraud or fraudulent misrepresentation.

11.	GOVERNING LAW

11.1	This deed is governed by and shall be construed in accordance with English law.

11.2	Each party submits to the jurisdiction of the English courts for all purposes relating to this deed.

11.3	The parties waive any objection to the English courts on grounds that they are an inconvenient or inappropriate forum to settle any such dispute.

IN WITNESS WHEREOF this deed has been executed by the parties (or their duly authorised representatives) on the date stated at the beginning of this deed.

Schedule 1

THE WARRANTORS

(A) Name and address of Warrantor	(B) Number of Shares	(C) Maximum liability for all Warranty Claims

Charles Watson 30 Vardens Road London SW11 1RH	114,800 A Shares 135,000 B Shares	£306,000

Declan Kelly Apt 17C, 270 Broadway Manhattan, New York 10007-2306	53,322 A Shares 135,000 B Shares	£355,000

Sanjay Jawa 68 Netheravon Road London W4 2NB	8,241 A Shares 48,000 B Shares	£165,000

Schedule 2

THE COMPANY

Company name:	FD International (Holdings) Limited

Registered number:	4502457

Registered office:	Holborn Gate, 26 Southampton Buildings, London WC2A 1PB

Date and place of incorporation:	2 August 2002 England and Wales

Directors:	Oliver Pawle Sanjay Jawa Declan Kelly Anthony Knox John Singer Charles Watson

Secretary:	Greg Cooper

VAT number:	815 0575 42

Accounting reference date:	31 December

Auditors:	KPMG LLP

Authorised capital:	£520,405.50 consisting of 2,704,055 A ordinary shares of £0.10 each, 1,500,000 B ordinary shares of £0.10 each and 1,000,000 C ordinary shares of £0.10 each.

Issued capital:	£442,968.70 consisting of 2,704,055 A ordinary shares of £0.10 each, 1,470,289 B ordinary shares of £0.10 each and 255,343 C ordinary shares of £0.10 each.

Schedule 3

THE SUBSIDIARIES

Company name:	FD International 2 Limited

Registered number:	4730632

Registered office:	Holborn Gate, 26 Southampton Buildings, London WC2A 1PB

Date and place of incorporation:	11 April 2003 England and Wales

Directors:	Sanjay Jawa John Singer Charles Watson

Secretary:	Greg Cooper

VAT number:	815 0575 42

Accounting reference date:	31 December

Auditors:	KPMG LLP

Authorised capital:	£314,217.40 consisting of 3,142,174 ordinary shares of £0.10 each.

Issued capital:	£314,217.40 consisting of 3,142,174 ordinary shares of £0.10 each.

Company name:	FD International 3 Limited

Registered number:	4730634

Registered office:	Holborn Gate, 26 Southampton Buildings, London WC2A 1PB

Date and place of incorporation:	11 April 2003 England and Wales

Directors:	Sanjay Jawa John Singer Charles Watson

Secretary:	Greg Cooper

VAT number:	815 0575 42

Accounting reference date:	31 December

Auditors:	KPMG LLP

Authorised capital:	£2,157,545.40 consisting of 21,575,454 ordinary shares of £0.10 each.

Issued capital:	£2,157,545.40 consisting of 21,575,454 ordinary shares of £0.10 each.

Company name:	FD International 4 Limited

Registered number:	4730629

Registered office:	Holborn Gate, 26 Southampton Buildings, London WC2A 1PB

Date and place of incorporation:	11 April 2003 England and Wales

Directors:	Sanjay Jawa John Singer Charles Watson

Secretary:	Greg Cooper

VAT number:	815 0575 42

Accounting reference date:	31 December

Auditors:	KPMG LLP

Authorised capital:	£2,157,645.40 consisting of 21,576,454 ordinary shares of £0.10 each.

Issued capital:	£2,157,545.40 consisting of 21,575,454 ordinary shares of £0.10 each.

Company name:	FD Russia Limited

Registered number:	5402982

Registered office:	Holborn Gate, 26 Southampton Buildings, London, WC2A 1PB

Date and place of incorporation:	24 March 2005 England and Wales

Directors:	Michael Guerin Sanjay Jawa Charles Watson

Secretary:	Greg Cooper

VAT number:	Not applicable

Accounting reference date:	31 December

Auditors:	KPMG LLP

Authorised capital:	£100.00 consisting of 100 ordinary shares of £1.00 each.

Issued capital:	£1.00 consisting of 1 ordinary share of £1.00.

Company name:	Financial Dynamics Ireland Limited

Registered number:	304946

Registered office:	10 Merrion Square, Dublin 2, Ireland

Date and place of incorporation:	9 April 1999 Ireland

Directors:	Aisling Garvey Padraig Galvin Paul McSharry Charles Basil Lucas Watson Paul Keary Niall O’Muilleoir Niamh Lyons Brendan Murphy Declan Kelly

Secretary:	Padriag Galvin

VAT number:	6324946W

Accounting reference date:	31 December

Auditors:	M. J. O’Connor & Co

Authorised capital:	EUR1,269,738.00 consisting of 1,000,000 ordinary shares of EUR1.2697 each.

Issued capital:	EUR26,157.00 consisting of 20,600 ordinary shares of EUR 1.2697 each.

Company name:	LLM Holdings Limited

Registered number:	4910285

Registered office:	Holborn Gate, 26 Southampton Buildings, London WC2A 1PB

Date and place of incorporation:	24 September 2003 England and Wales

Directors:	Sanjay Jawa David Lloyd Charles Watson

Secretary:	Greg Cooper

VAT number:	Not applicable

Accounting reference date:	31 December

Auditors:	KPMG LLP

Authorised capital:	£3,000.00 consisting of 300,000 ordinary shares of £0.01 each.

Issued capital:	£2,660.96 consisting of 266,096 ordinary shares of £0.01 each.

Company name:	LLM Communications Limited

Registered number:	3314777

Registered office:	Holborn Gate, 26 Southampton Buildings, London WC2A 1PB

Date and place of incorporation:	7 February 1997 England and Wales

Directors:	Sanjay Jawa Craig Leviton David Lloyd Ben Lucas Jonathan Mendelsohn Charles Watson

Secretary:	Sanjay Jawa

VAT number:	697 1847 75

Accounting reference date:	31 December

Auditors:	KPMG LLP

Authorised capital:	£5,000.00 consisting of 5,000 ordinary shares of £1.00 each.

Issued capital:	£5,000.00 consisting of 5,000 ordinary shares of £1.00 each.

Company name:	Financial Dynamics Asia Limited

Registered number:	979844

Registered office:	3rd Floor, Three Pacific Place, Queen’s Road East, Hong Kong

Date and place of incorporation:	27 June 2005 Hong Kong

Directors:	Diana Footitt Charles Watson Sanjay Jawa

Secretary:	Baker Tilly Hong Kong Business Services Limited

Business registration number:	35784996

Accounting reference date:	None as yet

Auditors:	None as yet

Authorised capital:	HK$10,000 consisting of 10,000 shares of HK$1.00 each.

Issued capital:	HK$10,000 consisting of 10,000 shares of HK$1.00 each.

Company name:	Financial Dynamics Holdings Limited

Registered number:	3345319

Registered office:	Holborn Gate, 26 Southampton Buildings, London WC2A 1PB

Date and place of incorporation:	4 April 1997 England and Wales

Directors:	Sanjay Jawa Charles Watson

Secretary:	Greg Cooper

VAT number:	815 0575 42

Accounting reference date:	31 December

Auditors:	KPMG LLP

Authorised capital:	£5,000,000.00 consisting of 5,000,000 ordinary shares of £1.00 each.

Issued capital:	£1,066,667.00 consisting of 1,066,667 ordinary shares of £1.00 each.

Company name:	Financial Dynamics Limited

Registered number:	1656428

Registered office:	Holborn Gate, 26 Southampton Buildings, London WC2A 1PB

Date and place of incorporation:	4 August 1982 England and Wales

Directors:	Sanjay Jawa Charles Watson

Secretary:	Greg Cooper

VAT number:	815 0575 42

Accounting reference date:	31 December

Auditors:	KPMG LLP

Authorised capital:	£50,000.00 consisting of 3,375,000 ordinary shares of £0.01 each and 1,625,000 Preference shares of £0.01 each.

Issued capital:	£50,000.00 consisting of 3,375,000 ordinary shares of £0.01 each and 1,625,000 Preference shares of £0.01 each.

Company name:	FD International Limited

Registered number:	4048310

Registered office:	Holborn Gate, 26 Southampton Buildings, London WC2A 1PB

Date and place of incorporation:	7 August 2000 England and Wales

Directors:	Sanjay Jawa Charles Watson

Secretary:	Greg Cooper

VAT number:	815 0575 42

Accounting reference date:	31 December

Auditors:	KPMG LLP

Authorised capital:	£3,000,000.00 consisting of 3,000,000 ordinary shares of £1.00 each.

Issued capital:	£2,925,001.00 consisting of 2,925,001 ordinary shares of £1.00 each.

Company name:	A&B Financial Dynamics GmbH

Registered number:	HRB 51241

Registered office:	Frankfurt am Main, Wiesenh ttenstrasse 11, Frankfurt, Hessen 60329,Germany

Date and place of incorporation:	7 December 2000 Germany

Directors:	Dirk Thorsten Schmitt Dr. Lutz Golsch Ivo Patrick Christoph Lingnau Markus Wilhelm Breidenstein

Secretary:	Not applicable

Fiscal/tax code:	DE220314371

Accounting reference date:	31 December

Auditors:	Not applicable

Authorised capital:	EUR25,000.00 consisting of 25,000 shares of EUR1.00 each.

Issued capital:	EUR25,000.00 consisting of 2 shares of EUR12,500.00 each (1 share of EUR12,500.00 held by Financial Dynamics Limited and 1 share of EUR12,500.00 held by Ahrens & Behrent Agentur für Kommunikation GmbH).

Company name:	85Four (Holdings) Limited

Registered number:	3560931

Registered office:	Holborn Gate, 26 Southampton Buildings, London WC2A 1PB

Date and place of incorporation:	8 May 1998 England and Wales

Directors:	Sanjay Jawa Adrianne LeMan Charles Watson

Secretary:	Sanjay Jawa

VAT number:	718 6571 10

Accounting reference date:	31 December

Auditors:	KPMG LLP

Authorised capital:	£10,000,000.00 consisting of 10,000,000 ordinary shares of £1.00 each.

Issued capital:	£1,001.00 consisting of 1,001 ordinary shares of £1.00 each.

Company name:	85Four Limited

Registered number:	2693509

Registered office:	Holborn Gate, 26 Southampton Buildings, London WC2A 1PB

Date and place of incorporation:	4 March 1992 England and Wales

Directors:	Stuart Anderson Kevin Bruce Sanjay Jawa Adrianne LeMan Charles Watson

Secretary:	Sanjay Jawa

VAT number:	718 6571 10

Accounting reference date:	31 December

Auditors:	KPMG LLP

Authorised capital:	£100,000.00 consisting of 1,000,000 ordinary shares of £0.10 each.

Issued capital:	£850.10 consisting of 8,501 ordinary shares of £0.10 each.

Company name:	FD MWA Holdings, Inc.

Registered number:	3658766

Registered office:	c/o PHS Corporate Services, Inc, 1313 N. Market Street, Suite 5100, Wilmington, Delaware 19801, USA

Date and place of incorporation:	15 May 2003 USA (Delaware)

Directors:	Declan Kelly John T. Quinn

Registered agent:	PHS Corporate Services, Inc

Tax identification number:	05-0579952

Authorised capital:	US$42,320.00 consisting of 4,232,000 common stock shares of US$0.01 each.

Issued capital:	US$42,320.00 consisting of 4,232,000 common stock shares of US$0.01 each.

Company name:	FD U.S. Communications, Inc.

Registered number:	Not applicable

Registered office:	88 Pine Street, 32nd Floor, New York, NY 10005, USA

Date and place of incorporation:	10 August 1982 USA (State of New York)

Directors:	John Quinn Declan Kelly

Registered agent:	John Quinn

Tax identification number:	13-3128710

Authorised capital:	US$20,000.00 consisting of 10,000 A common stock shares of US$1.00 each and 10,000 B common stock shares of US$1.00 each.

Issued capital:	US$2,562 consisting of 2,562 A common stock shares of US$1.00 each.

Company name:	Financial Dynamics

Registered number:	RCS 404 191 025

Registered office:	9 Rue Scribe, 7509 Paris, France

Date and place of incorporation:	20 March 2006 Paris, France

President	Nina Mitz

Secretary:	Not applicable

VAT number:	FR 46 404 191 025

Accounting reference date:	31 December

Auditors:	Pascal Defond

Authorised capital:	EUR60,000.00.

Issued capital:	EUR60,000.00.

Company name:	Dittus Communications, Inc.

Registered number:	991347

Registered office:	1090 Vermont Avenue, N.W. Washington, DC20005, USA

Date and place of incorporation:	6 May 1999 USA (District of Columbia)

Directors:	Gloria Dittus Declan Kelly John Quinn

Registered agent:	Corporation Service Company

Authorised capital:	10,000 common stock shares.

Issued capital:	1,000 common stock shares.

Company name:	FD Dubai Limited

Registered number:	5895621

Registered office:	Holborn Gate, 26 Southampton Buildings, London WC2A 1PB

Date and place of incorporation:	3 August 2006 England and Wales

Directors:	Sanjay Jawa Charles Watson

Secretary:	Greg Cooper

VAT number:	None as yet

Accounting reference date:	31 August

Auditors:	KPMG LLP

Authorised capital:	£100.00 consisting of 100 ordinary shares of £1.00 each.

Issued capital:	£1.00 consisting of 1 ordinary share of £1.00 each.

Schedule 4

WARRANTIES

Information

1.	The information set out in Schedule 2 and Schedule 3 is true and accurate as of the date of this deed.

Financial

2.	The Accounts have been prepared in accordance with generally accepted United Kingdom accounting policies and principles and show a true and fair view of the:

(A)	the assets and liabilities of the affairs of the Group as at the Accounts Date; and

(B)	profits/losses of the Group for the financial year ended on the Accounts Date.

3.	Except (i) as provided for or taken into account in the Accounts and (ii) for ordinary course liabilities incurred since the Accounts Date, no Group Company has any material liabilities or material commitments or Encumbrances over assets of the Group.

4.	Since the Accounts Date the Group has carried on its business in the ordinary and usual course.

5.	The Disclosure Letter contains complete details of all outstanding Borrowings of the Group.

5.1	The June Management Accounts and July Management Accounts have been prepared with due care on a basis consistent with the preparation of the management accounts for the period 1 January to 30 May 2006 and, based upon matters known at the time they were drawn up, respectively present a view of the Group’s assets and liabilities as at 30 June 2006 and 31 July, and of the Group’s profits for the period then ended which, taken as a whole, is not materially misleading, it being acknowledged that the June Management Accounts and July Management Accounts are interim accounts prepared for internal purposes and have not been audited.

5.2	The Interim Financial Statements have been prepared with due care based on the financial information extracted from the June Management Accounts but presented in a form consistent with, and on the basis of the accounting policies and practices used in preparing, the Accounts, it being acknowledged that whilst the Company has required the Interim Financial Statements to be reviewed by the Company’s auditors for the purposes of this transaction on the basis set out in the Interim Financial Statements, they are interim accounts and have not been audited.

Insurance

6.	The Data Room contains an accurate and complete list of all current insurance policies of the Group.

Commercial Agreements

7.	The Data Room contains details of:

(C)	the terms of contracts with clients which together accounted for more than 15% of aggregate turnover of the Group Companies for the financial year ended on the Accounts Date; and

(D)	all agreements which are material to the business of the Group as a whole.

8.	No fact or circumstance exists which is likely to invalidate or give rise to a ground for termination, avoidance or repudiation of a material agreement, arrangement or obligation to which a Group Company is a party. No party with whom a Group Company has entered into an agreement, arrangement or obligation has given notice of its intention to terminate, or has sought to repudiate or disclaim, the material agreement, arrangement or obligation.

9.	Neither a Group Company nor any party with whom the Group Company has entered into a material agreement, arrangement or obligation is in material breach of the agreement, arrangement or obligation. No fact or circumstance exists which is likely to give rise to a breach of this type.

10.	No client of the Group individually accounted for more than 2% of the aggregate turnover of the Group Companies for the twelve months prior to the date of this deed. None of the clients listed in Appendix 13 (top UK retainer clients), Appendix 14 (top US retainer clients) or Appendix 15 (top RoW retainer clients) of the vendor due diligence report dated 20 June 2006 and prepared by KPMG LLP (“Material Clients”) has:

stopped, or indicated an intention to stop, trading with any Group Company;

reduced, or indicated an intention to reduce, substantially its trading with any Group Company; or

changed or indicated an intention to change, substantially the terms on which it is prepared to trade with any Group Company.

11.	No Material Customer is likely to:

(a)	stop trading with any Group Company;

(b)	reduce substantially its trading with any Group Company; or

(c)	change substantially the terms on which it is prepared to trade with any Group Company.

12.	No Group Company has outstanding any material bid, tender, sale or service proposal.

Assets

13.	Except for assets acquired subject to retention or reservation of title by the supplier or manufacturer of such assets, all the material assets included in the Accounts or acquired by a Group Company after the Accounts Date:

(a)	are legally and beneficially owned by a Group Company free from any mortgage, charge, lien or other encumbrance; and

(a)	are not held subject to any agreement for lease, hire, hire purchase or sale on conditional or deferred terms.

Compliance and Litigation

14.	No Group Company has done or omitted to do anything in material breach of any relevant statutory requirement, bye laws or regulations of the United Kingdom or any other jurisdiction applicable to it or its business where such contravention would have a material adverse effect on the continued operation of the business of the Group taken as a whole after Completion.

15.	The Disclosure Letter contains true, accurate and complete details of all civil, criminal or arbitration proceedings in which any member of the Group is involved where the amount in dispute exceeds £100,000 other than rent review proceedings in the ordinary course of the Group’s business and other than debt recovery proceedings in the ordinary course of the Group’s business.

Property

16.	The Data Room contains a complete list of all leasehold properties owned and/or occupied by the Group (the “Properties”) and there are no freehold properties owned and/or occupied by the Group.

17.	The Data Room contains copies of the leases relating to the Properties.

Intellectual Property

18.	No written claims concerning the infringement of any of the Intellectual Property Rights have been made by a Group Company.

19.	A Group Company is the registered proprietor of the registered Intellectual Property Rights and the applicant for the registration of the Intellectual Property Rights as set out in the Disclosure Letter.

Employment

20.	The Disclosure Letter contains details of all pension schemes in which the Group participates or to which the Group contributes or has any ongoing financial responsibility. For the purposes of this paragraph 20, a pension scheme is a scheme, agreement or arrangement for the provision of Retirement Benefits (meaning benefits payable by reference to reaching or expecting to reach, retirement or a particular age or payable by reason of serious ill-health, incapacity or death and any other retirement benefit within the meaning of section 255(5) of the Pensions Act 2004) to any past or present employee, officer or director of the Group and their respective spouses and dependants.

21.	All pension contributions required to be paid to date in respect of the pension schemes detailed in the Disclosure Letter have been paid in full, or accrued on the balance sheet.

22.	The Data Room contains full and accurate details of the service contracts for the Warrantors and John Quinn, Gordon McCoun, Hollis Rafkin Sax, Harlan Teller, Michael Bayer, Gloria Dithus, Edward Reilly, Timothy Spratt, Andrew Lorenz, Geoffrey Pelham-Lane, Anthony Danaher, David Lloyd, Tarquin Henderson, Nina Mitz, Lutz Golsch, Markus Breidenstein, Ivo Lingnau, Dirk T Schmidt, Paul McSharry, Diana Footit, Bruce Hetherington, Michael Guerin and John Hobday (the “Management Executives”) and full and accurate details of the salary and emoluments and benefits to which each Warrantor and Management Executive is entitled.

23.	The Data Room contains the rules and documentation relating to all profit sharing, bonus or other incentive schemes or arrangements of all employees with salaries of £100,000 or more.

Taxation

24.	The Group has filed all tax returns, computations and registrations which it is required to make under applicable law and maintained all records in relation to Taxation as it is required to maintain and has fully complied on a timely basis with all notices served on it and any other requirements lawfully made of it by any Taxation Authority. No return (and nothing in a return) is disputed or is yet to be determined by, or is subject to agreement with, a Taxation Authority.

The Subsidiaries

25.	The Company or another Group Company is the sole legal and beneficial owner of the shares in the Subsidiaries free from Encumbrances and have the right to exercise all voting and other rights over such shares.

26.	The shares in the Subsidiaries comprise the whole of the allotted and issued share capital of the Subsidiaries.

27.	No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, sale or transfer, redemption or repayment of any share capital or has any option, agreement or other arrangement (including conversion rights and rights of pre-emption) giving rise to a right over, or an interest in, the capital of the Company or any Subsidiary.

28.	Neither the Company nor any Subsidiary has any interest in, or has agreed to acquire or merge or consolidate with, any share capital or other security of any other company (wherever incorporated) or any other entity other than the Subsidiaries.

Previous Acquisitions

29.	The Data Room contains complete copies of each of the Acquisition Agreements.

Schedule 5

LIMITS ON CLAIMS

1.	Notice

If any member of (a) the senior management of FTI Consulting Inc or (b) the board of the Company or their successors as the senior management of the Business Unit (other than a Warrantor) becomes aware of a matter or circumstance which is likely to give rise to a Warranty Claim (or claim for breach of the warranty in Clause 4.1(a), to the extent only specified in paragraph 3.1(c) below) the Warrantors shall not be liable in respect of it unless the Offeror shall have given notice to the Warrantors specifying that matter or circumstance in reasonable detail (including, without limitation, the Offeror’s estimate, on a without prejudice basis, of the amount of such claim) as soon as reasonably practicable (and in any event within 30 days) after the Offeror becomes aware of that matter or circumstance. The Warrantors shall not be liable for any losses in respect of a Warranty Claim to the extent that they are increased, or are not reduced, as a result of any failure by the Offeror to give notice as contemplated by this paragraph.

2.	Exclusions

2.1	The Warrantors shall not be liable in respect of a Warranty Claim to the extent that the matter or circumstance giving rise to that claim:

(a)	was taken into account in the Accounts or is otherwise reflected in the Accounts (including, without limitation, by way of a note or a statement in any report forming part of the Accounts); and

(b)	is a matter or circumstance of which any of Dennis Shaughnessey, Jack Dunn, David Bannister, Ted Pincus and Eric Miller has actual knowledge at the date of this deed (having made reasonable enquiry of their legal and other professional advisers in connection with this transaction).

2.2	The Warrantors shall not be liable in respect of a Warranty Claim to the extent the relevant liability would not have arisen but for:

(c)	a change in legislation or a change in the interpretation of any legislation, rule, regulation or administrative practice of any government, government department, local or state agency, authority or regulator or any fiscal body made after the date of this deed (whether relating to Taxation, the rate of Taxation or otherwise) or any amendment to or the withdrawal of any practice previously published by a Taxation Authority, in any case occurring after the date of this deed, whether or not that change, amendment or withdrawal purports to be effective retrospectively in whole or in part; or

(d)	any change after Completion of the date to which any Group Company makes up its accounts or in the bases, methods, principles or policies of accounting of any Group Company; or

(e)	any act or omission of any Group Company on or before Completion carried out at the written request or with the written consent of any member of the Offeror’s Group or any act or omission of any member of the Offeror’s Group or any Group Company after Completion; or

(f)	a cessation, or any change in the nature or conduct, of any trade carried on by any Group Company at Completion, being a cessation or change occurring on or after Completion.

3.	Financial limits

3.1	The liability of the Warrantors under or in respect of the Warranties shall be limited as follows:

(g)	the Warrantors shall not be liable in respect of, and there shall be disregarded for all purposes, any Warranty Claim unless the amount of the damages (excluding interest and costs) to which the Offeror would, but for this subparagraph, be entitled as a result of that Warranty Claim or series of Warranty Claims arising out of the same event or circumstance exceeds £25,000 (having taken into account the provisions of paragraph 3.2 below);

(h)	the Warrantors shall not be liable in respect of any Warranty Claim unless the amount of damages (excluding interest and costs) resulting from any and all Warranty Claims (other than claims disregarded as contemplated by subparagraph (a) above) exceed in aggregate £1,000,000 (having taken into account the other provisions of this Schedule 5 whereupon the whole amount and not just the excess, shall apply; and

(i)	the maximum aggregate liability of each Warrantor in respect of any and all Warranty Claims and in respect of any claim for breach of Clauses 3.2 and 4 (to the extent only of the Warrantor’s warranty and undertaking in respect of officers, directors and employees of the Group other than himself) (including interest and costs) shall not exceed the amount set opposite his name in column (C) of Schedule 1.

3.2	Where two or more Warrantors are liable for a breach of the Warranties or for a breach of Clauses 3 or 4 (to the extent specified in paragraph 3.1(c) above), each such Warrantor shall only be liable for a proportionate share of the liability for that breach of the Warranties or such Clauses depending on the number of Warrantors liable for such breach, such proportionate share being determined pro rata to the number of Shares held by each such Warrantor relative to the total number of Shares held by all such Warrantors.

3.3	Where it is necessary to determine whether a monetary limit or threshold set out in subparagraph 3.1(a), 3.1(b) or 3.2 has been reached or exceeded (as the case may be) and the value of the relevant Warranty Claim or the subject matter of any part of the relevant Warranty Claim is expressed in a currency other than sterling, the value of each such Warranty Claim shall be converted into sterling at the Exchange Rate on the date of receipt of the written notice of such claim (served in accordance with paragraph 1) (or where such date is not a Business Day at the Exchange Rate on the first Business Day following such receipt).

4.	Time limits

The liability of the Warrantors in respect of the Warranties and in respect of the warranty in Clause 4(a) (to the extent specified in paragraph 3.1(c) above) shall terminate on the expiry of a period of 18 months calculated from the date of this deed except in respect of any Warranty Claim (or claim for breach of the warranty in Clause 4.1(a) as aforesaid) of which notice is given to the Warrantors as contemplated by paragraph 1 of this schedule before that date. The liability of the Warrantors in respect of any Warranty Claim (or claim for breach of the warranty in Clause 4.1(a) as aforesaid) shall in any event terminate if proceedings in respect of it have not been commenced within six months after the giving of notice of that claim as contemplated by paragraph 1 of this schedule (or, if that claim is based on a liability which is contingent only, within three months after such contingent liability gives rise to an obligation to make a payment).

5.	Payment of damages

Any payment made by the Warrantors in respect of a Warranty Claim shall, to the maximum extent possible, be deemed to be a reduction in the consideration for the sale of the Warrantors’ Shares under the Offer.

6.	Third party claims

If a Warranty Claim arises as a result of, or in connection with, a liability or alleged liability of a Group Company to a third party (a Third Party Claim) then, in addition to its notification obligations under Paragraph 1 and without prejudice to its obligations under Paragraph 7:

(j)	the Offeror shall consult reasonably with the Warrantors in relation to the conduct of negotiations and/or proceedings relating to the Third Party Claim and take reasonable account of their proposals and suggestions (having regard to the effect on the business, reputation and goodwill of any member of the Offeror’s Group);

(k)	the Offeror will not (and will procure that each Group Company and all other members of the Offeror’s Group will not) make or attempt to make any admission of liability, agreement, settlement or compromise in relation to a Third Party Claim without the consent of the Warrantors (that consent not to be unreasonably withheld or delayed taking into consideration the effect on the business, reputation and goodwill of any member of the Offeror’s Group); and

(l)	the Offeror shall in any event keep the Warrantors informed as to the steps which are being taken in connection with the Third Party Claim).

7.	Mitigation

The Offeror shall and shall procure that the Group Companies and any other relevant member of the Offeror’s Group shall, in relation to any loss or liability which might give rise to a Warranty Claim, take all available steps to avoid or mitigate that loss or liability.

8.	Recovery from third parties

8.1	If any Group Company is or may be entitled to recover from some other person any loss or damage which gives rise to any Warranty Claim, the Offeror shall or shall procure that the relevant Group Company shall take reasonable steps to enforce that recovery (keeping the Warrantors informed on a timely basis of any action so taken) but without affecting any action which the Officer may wish to bring against the Warrantors, provided that the Offeror shall not be so obliged to the extent that it reasonably considers the same would adversely affect the business, goodwill or reputation of any member of the Offeror’s Group.

8.2	If:

(a)	the Warrantors make a payment in respect of, or towards the settlement of, a Warranty Claim (the Damages Payment);

(b)	at any time after the making of such payment any Group Company or the Offeror receives or procures the receipt (including from insurers) of any sum other than from the Warrantors which is referable to that Warranty Claim (the Third Party Sum);

(c)	the receipt of the Third Party Sum was not taken into account in calculating the Damages Payment; and

(d)	the aggregate of the Third Party Sum and the Damages Payment exceeds the amount required to compensate the Offeror in full for the loss or liability which gave rise to the Warranty Claim in question (such excess being the Excess Recovery), the Offeror shall, promptly following receipt of the Third Party Sum by it or the relevant Group Company, repay to the Warrantors an amount equal to the lower of (i) the Excess Recovery and (ii) the Damages Payment, after deducting (in either case) all costs reasonably incurred by the Offeror or the relevant Group Company in recovering the Third Party Sum.

9.	Contingent liabilities

If any Warranty Claim is based upon a liability which is contingent only, the Warrantors shall have no obligation to make a payment in respect thereof unless (and until) such contingent liability gives rise to an obligation to make a payment.

10.	No double recovery

The Offeror shall not be entitled to recover more than once in respect of any fact, matter, event or circumstance giving rise to a Warranty Claim.

11.	Books and records

The Offeror will (and will procure that each Group Company and all other members of the Offeror’s Group will) retain and preserve all books, records, documents and information (including information recorded or retained in any electronic form) of or relating to each Group Company and their business which are or may be relevant in connection with any Warranty Claim brought by the Offeror against the Warrantors for 3 years from Completion.

12.	Fraud

None of the limitations contained in this schedule shall apply to any Warranty Claim against a Warrantor to the extent that the Warrantor has been fraudulent in relation to such Warranty Claim or where such Warranty Claim would not have arisen or would not have been so large but for the fraud by that Warrantor. For the avoidance of doubt, however, subject to applicable laws in relation to fraud, no Warrantor shall be liable (nor have any limitations on his own liability disapplied) in respect of the fraud of any other Warrantor.

Schedule 6

INTERPRETATION

1.	In this deed:

A Shares means the “A” ordinary shares of 10p each in the capital of the Company;

Accounts means the consolidated audited accounts of the Group for the period ended on the Accounts Date attached to the Disclosure Letter as document 1 of the general disclosure documents;

Accounts Date means 31 December 2005;

Agreed Form means, in relation to any document, the form of that document which has been initialled for the purpose of identification by or on behalf of the Warrantors’ Solicitors and the Offeror’s Solicitors;

Acquisition Agreements means:

(a)	the asset purchase agreement between (1) Morgen-Walke Associates, Inc., (2) FD International (Holdings) Ltd, (3) Westhill Partners Inc. and (4) Edward Reilly dated 10 August 2005;

(b)	the share sale agreement between (1) J.N. Mendelsohn, (2) B.C.L. Lucas, (3) C. Leviton, (4) various option sellers and (5) FD International 2 Limited dated 22 July 2005;

(c)	the business and asset purchase agreement between (1) Anthony Danaher, (2) Sue Danaher and (3) Financial Dynamics Limited dated 17 January 2005;

(d)	stock exchange agreement between (1) FDMWA Holdings, Inc., (2) FD International (Holdings) Ltd., (3) FD International 2 Limited and (4) Gloria Dittus dated 30 November 2005.

Borrowing means all outstanding borrowings and outstanding indebtedness in the nature of borrowings of any Group Company for the payment or repayment of money, including any bank debit balances, bonds, notes, loan stock, debentures or other debt instruments, any overdraft or finance lease, receivable sold or discounted, any amount raised under any other transaction having the commercial effect of a borrowing, unpaid dividends and accrued and arrears of dividends (excluding any dividends from one Group Company to another Group Company) and also interest on the foregoing items but excluding (i) trade credit as arising in the ordinary course of business; (ii) operating leases; (iii) borrowings and outstanding indebtedness in the nature of borrowings due from one Group Company to another Group Company; and (iv) Taxation and all amounts with the passage of time becoming due, but not yet owing, to a Taxation Authority;

B Shares means the “B” ordinary shares of 10p each in the capital of the Company;

Business Day means a day (other than a Saturday or Sunday) on which banks are generally open in London for normal business;

Business Unit has the meaning given in the Offer Document;

C Shares means the “C” ordinary shares of 10p each in the capital of the Company;

Company shall have the meaning given to it in recital (A), certain particulars of which are set out in Schedule 2;

Completion means the date on which the Offer becomes or is declared unconditional in all respects;

Data Room means the documents and information contained in the virtual data site as listed in the index in the Agreed Form;

Disclosure Documents has the meaning given in the Disclosure Letter;

Disclosure Letter means the letter of the same date as this deed from the Warrantors to the Offeror delivered by the Warrantors to the Offeror prior to the execution of this deed;

Electronic Communication means an electronic communication as defined in the Electronic Communications Act 2000;

Encumbrance means any mortgage, charge (fixed or floating), pledge, lien, option, right to acquire, assignment by way of security, trust arrangement for the purpose of providing security or any other security interest of any kind, including retention arrangements and any agreement to create any of the foregoing;

Exchange Rate means with respect to a particular currency for a particular day the spot rate of exchange at 11.00 am (London time) for that currency into Sterling at such time as quoted by Barclays Bank plc (and if for any reason a quote is not available from Barclays Bank plc at such time, as soon as such a quote immediately thereafter becomes available from Barclays Bank plc);

Form of Acceptance means the form of acceptance in the Agreed Form to be sent to the Shareholders with the Offer Document;

Group means together the Company and the Subsidiaries and member of the Group shall be construed accordingly;

Group Companies means the Company and the Subsidiaries and Group Company shall be interpreted accordingly;

Intellectual Property means inventions, patents, trade marks, service marks, designs (whether registered or unregistered), copyrights (including copyright in computer programmes), domain names, confidential information, know-how, business or trade names, trading goodwill and all applications and rights to apply for, or for the protection of, any of the foregoing;

Intellectual Property Rights means the Intellectual Property which is owned or used by the Group;

Interim Financial Statements means the profit and loss account, balance sheet and cash flow statement for the Group in respect of the six month period ended 30 June 2006 (document 11.07.21 of the Disclosure Documents);

July Management Accounts means the set of management accounts for the Group in respect of the 7 month period ended 31 July 2006 (document 11.07.20 of the Disclosure Documents);

June Management Accounts means the set of management accounts for the Group in respect of the 6 month period ended 30 June 2006 (documents 2.13.20, 2.13.21 and 2.13.22 of the Disclosure Documents);

Offer shall have the meaning given to it in recital (B);

Offer Document shall have the meaning given to it in recital (B);

Offeror’s Group means the Offeror, each subsidiary undertaking or parent undertaking for the time being of the Offeror and each subsidiary undertaking for the time being of a parent undertaking of the Offeror and includes, for the avoidance of doubt, after Completion each Group Company;

Offeror’s Solicitors means Clifford Change of 10 Upper Bank Street, London E14 5JJ;

Permitted Leakage means any one or more of the following:

(a)	all payments of salary, emoluments, benefits and bonuses pursuant to the terms of, or payable under, the service contracts between a Group Company and a Warrantor and reimbursement of expenses properly incurred by the Warrantor in the performance of his duties; and

(b)	all dividends validly declared and disclosed in the Disclosure Letter;

Settlement Date has the meaning set out in the Offer Document;

Subsidiaries means the companies certain particulars of which are set out in Schedule 3 and Subsidiary shall mean any one of them;

subsidiary means a subsidiary for the purposes of the Companies Act 1985;

subsidiary undertaking and parent undertaking have the meanings given in section 258 of the Companies Act 1985;

Taxation means all forms of taxation, duties, imposts, contributions, withholdings and deductions, whether of the United Kingdom or elsewhere, chargeable against or payable by a Group Company, including any interest, fine, penalty or surcharge levied in connection therewith;

Taxation Authority means any government, state or municipality or any local, state, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world competent to impose, administer or collect any Taxation or make any decision or ruling on any matter relating to Taxation;

Warranties means the warranties on the part of the Warrantors contained in clause 2.1 and Schedule 4;

Warrantors’ Solicitors means Mayer Brown Rowe & Maw LLP of 11 Pilgrim Street, London EC4V 6RW;

Warranty Claim means a claim by the Offeror or any person deriving title from it for any breach or alleged breach of any of the Warranties.

2.	In this deed, any express or implied reference to an enactment (which includes any legislation in any jurisdiction) includes references to:

(E)	that enactment as amended, extended or applied by or under any other enactment before or after the date of this deed;

(F)	any enactment which that enactment re-enacts (with or without modification); and

(G)	any subordinate legislation (including regulations) made (before or after signature of this deed) under that enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above.

3.	In this deed:

(H)	words denoting persons shall include bodies corporate and unincorporated associations of persons; and

(I)	references to an individual/a natural person include his estate and personal representatives; and

(J)	subject to the clause headed “Assignments”, references to a party to this deed include references to the successors or assigns (immediate or otherwise) of that party.

SIGNATORIES

EXECUTED as a DEED by	)	/s/ CHARLES WATSON
CHARLES WATSON	)
in the presence of	)

Witness signature		/s/ LAURI-LYNN PUESALL

Witness name		Lauri-Lynn Puesall

Witness address		4 Chapel Walk, Bexley Park, London, DAZ7WW

Witness occupation		Solicitor

EXECUTED as a DEED by	)	/s/ DECLAN KELLY *
DECLAN KELLY	)
in the presence of	)

Witness signature		/s/ LAURI-LYNN PUESALL

Witness name		Lauri-Lynn Puesall

Witness address		4 Chapel Walk, Bexley Park, London, DAZ7WW

Witness occupation		Solicitor

*	For Declan Kelly by Charles Watson

EXECUTED as a DEED by	)	/s/ SANJAY JAWA
SANJAY JAWA	)
in the presence of	)

Witness signature		/s/ LAURI-LYNN PUESALL

Witness name		Lauri-Lynn Puesall

Witness address		4 Chapel Walk, Bexley Park, London, DAZ7WW

Witness occupation		Solicitor

EXECUTED as a DEED by	)
FTI FD LLC	)
acting by	)
/S/ ERIC B. MILLER, Manager
Authorised signatory